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EXHIBIT 99.1

                      BMC SOFTWARE TO ACQUIRE BGS SYSTEMS

      STRATEGIC ACQUISITION WOULD COMBINE LEADING TECHNOLOGIES TO PROVIDE
                     APPLICATION SERVICE ASSURANCE PRODUCTS

         HOUSTON -- (Feb.2, 1998) -- BMC Software, Inc. (NASD: BMCS), a leading developer and vendor of computer software solutions that improve the availability, performance and recoverability of business-critical applications and data, today announced the execution of a definitive merger agreement with BGS Systems, Inc. (NASD: BGSS) of Waltham, MA. This strategic acquisition combines BGS's industry-leading BEST/1(R) performance analysis and prediction technology and products with BMC Software's suite of PATROL(R) application management, data management and performance optimization solutions, providing the industry's first application service assurance products.

         BMC Software will pay the equivalent of $45 in BMC Software common stock for each share of BGS common stock, using the average price per share of BMC Software common stock during a ten day trading period preceding closing. Total value of the transaction is approximately $285 million. The transaction is to be accounted for as a pooling of interests and is to be treated as a tax-free reorganization for federal income tax purposes. The transaction is expected to close within 60 to 90 days, subject to BGS shareholder approval, regulatory approval and other customary closing conditions.

         "BGS has the best analytical and predictive tools for enterprise information systems," said Max Watson, chairman, president and chief executive officer of BMC Software. "They have delivered solid products for over twenty years, know their market segment cold and have great people. We see a clear customer requirement for correlating and interpreting the tremendous amount of performance statistics and data that PATROL provides. BMC has a road-map for providing these additional capabilities, and the BGS BEST/1 products fit perfectly with our plans. We are very enthusiastic about the potential to leverage PATROL's market momentum and product breadth with BGS's products, people and capabilities."

         Watson added that the similarities between BMC Software and BGS Systems should simplify the integration of the companies and their technologies. Both companies' have extensive expertise in developing high value solutions for mainframe and open systems environments and share a direct sales distribution model targeted at large enterprise systems.

  MERGER STRENGTHENS PATROL'S LEADERSHIP AND EXPANDS ENTERPRISE PRODUCT LINES

         BMC Software currently leads the market for monitoring and event management software with its PATROL Management Suite, which provides the broadest platform coverage with support for all of the leading operating systems, database management systems and enterprise resource planning applications. PATROL collects and delivers more performance metrics than any comparable systems management tool and offers an unrivaled ability to collect and display





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performance data from large and complex distributed information systems.  With this merger, BMC Software will acquire BGS's industry leading BEST/1 performance analysis and prediction products and integrate them with PATROL. The combination of BEST/1's superior performance analysis and prediction capabilities with PATROL should enable BMC Software to deliver pro-active application service assurance products that have the predictive capability to anticipate system events, such as an outage or throughput bottleneck, and take corrective action well before the problem occurs. This capability would enable internal information systems organizations to provide application service assurance to their customers and reduce the administrative costs and complexity associated with today's heterogeneous and distributed information systems.

         In addition to its performance management solutions for UNIX and Microsoft NT-based distributed systems, BGS provides a full line of performance management products for mainframe systems. BMC Software believes its strong presence and reputation as a mainframe systems management vendor should provide for expanded growth opportunities for the BGS mainframe product line.

         A 1997 industry analyst report by International Data Corporation (IDC) defines performance management as including performance monitoring, simulation, management and resource tracking for mainframe and open systems.--1 The IDC study identifies performance management as the largest systems management market segment at approximately $1.8 billion. The acquisition of the BGS Systems BEST/1 products will position BMC Software solutions even stronger in this market.

         BGS Systems President and Chairman of the Board Dr. Harold S. Schwenk, Jr. added, "BGS is the leader in assuring high levels of application performance across the enterprise and we are


__________________________________

        1--Copyright 1997 IDC. "Systems Management Software: 1997 Worldwide Markets and Trends"

This news release contains forward looking information as indicated by words such as will, should, would, expects and other words that contemplate future events. Numerous important factors affect the company's operating results and could cause the company's actual results from the transaction discussed in this press release to differ materially from the results indicated by this press release or by any other forward looking statements made by, or on behalf of, the company. There can be no assurance that future results, including the results of the combined companies, will meet expectations, estimates or projections. These factors include, but are not limited to, the following: 1) the high degree of difficulty of integrating different software products and technologies; 2) the general risks associated with mergers of high technology companies, including the potential loss of key personnel and cultural conflicts;
3) the extreme unpredictability of the financial and operating results of the combined entity; 4) the continually increasing levels of competition in the performance and systems management markets; and 5) the additional risks and important factors described in BMC Software Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997; Annual Report to Stockholders for fiscal 1997; Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 1997 and other filings with the SEC and in BGS Systems, Inc.'s Quarterly Report on Form 10-Q for the quarter ended October 30, 1997; Annual Report to Stockholders for fiscal 1997; Annual Report to Stockholders on Form 10-K for the fiscal year ended January 31, 1997 and other filings with the SEC.

BMC Software, the BMC Software logo and all other product or service names are registered trademarks or trademarks of BMC Software, Inc. in the USA and in other selected countries. (R) and (TM) indicate USA registration or USA trademark. Other logos and product/trade names mentioned are registered trademarks or trademarks of their respective companies. BMC Software is an Equal Opportunity Employer.


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thrilled at the prospect of combining our technologies with BMC Software to provide a new standard of performance management. We admire BMC Software's success in establishing PATROL as a defacto standard for monitoring and event management. BMC Software's ability to establish the PATROL franchise, while maintaining impressive growth in its mainframe business, is just the type of business model that we want to emulate. Our performance management expertise, combined with BMC Software's recognized status as an application/data management leader makes this merger a natural fit. This strategic combination of our businesses will allow our shareholders and our employees to participate in the success of the combined companies."

         The companies have scheduled two conference calls today to discuss the acquisition in more detail. Parties interested in participating in the conference calls may contact the numbers below. More information regarding the acquisition can be found at http://www.bmc.com/bgs.

         o FINANCIAL ANALYST TELECONFERENCE: 7:30 a.m. CST/8:30 a.m. EST, (847) 413-3550

         o TRADE ANALYSTS AND PRESS TELECONFERENCE: 9:30 a.m. CST/10:30 a.m. EST, (847) 413-2448

         ABOUT BMC SOFTWARE

         BMC Software, Inc. (NASD: BMCS) is a worldwide developer and vendor of more than 160 software solutions that improve the availability, performance and recoverability of business-critical applications and data. BMC Software is the world's 12th largest independent software vendor and a Forbes 500 company, with calendar 1997 revenues exceeding $675 million. The company is headquartered in Houston, Texas with offices, distributors and agents in 50 markets worldwide. For more information on BMC Software, access the World Wide Web at www.bmc.com or call (800) 841-2031 or (713) 918-8800.

         ABOUT BGS SYSTEMS

         BGS Systems, Inc., founded in 1975, is a public company with headquarters in Waltham, MA. BEST/1 Performance Assurance products are part of the BGS Enterprise-Wide Performance Assurance framework. BEST/1 software solutions give organizations the ability to avoid risk and save money by understanding how business applications are performing today and predicting how they will perform in the future. Our consistent approach to managing performance and capacity across major computing platforms and networked environments (including UNIX, NT, MVS, VM, AS/400, Open/VMS, and OS/2) is in
use today at over 30,000 installations throughout the world.   For more
information, please contact Jim McGuire, chief operating officer of BGS Systems Inc., One First Avenue, Waltham, MA 02254-9111 or access the World Wide Web at www.bgs.com.